Exhibit 99.1

POWERSECURE AND MAJOR UTILITY CUSTOMER SUCCESSFULLY IMPROVE TERMS OF SERVICE

WAKE FOREST, N.C. – June 25, 2014 – PowerSecure International, Inc. (NYSE: POWR) today announced that it has successfully modified the service arrangement with one of its major utility customers to improve the terms of its ongoing service. The modifications include adjustments to pricing, work assignments, and expected improvements in the ongoing scope of work.

Based on these improvements, and the new mix of work expected to be allocated to PowerSecure, PowerSecure believes these changes will restore the profitability of the work provided to this utility and provide a solid platform for PowerSecure to continue serving, and potentially expanding, its work for the customer.

“Our strong preference was to correct the profitability challenges we were having with this customer by working with them to find a solution that would enable us to continue to provide our service to them over the long-term. We appreciate our customer’s collaborative approach and are delighted to have finalized this new business arrangement,” said Sidney Hinton, chief executive officer of PowerSecure.

“We are extremely grateful for the opportunity to continue serving this outstanding utility customer, and for the dedication, focus and performance our employees have demonstrated as we worked to improve our terms of service,” Hinton continued.

“We remain focused on delivering outstanding service to our customers and to returning our utility services business to growth on this even stronger foundation,” Hinton added.

About PowerSecure

PowerSecure International, Inc. is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), energy efficiency and utility infrastructure. The company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables.

The company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which we offer, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the value, profitability and improvement in new work assignments of the new business arrangements with the utility customer and the growth of the company’s utility services business discussed in this press release; statements concerning the Company’s outlook, prospects and expectations for revenues, net income and E.P.S. results and growth generally; and all other statements concerning the company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the company’s future growth, business operations, strategies and prospects; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the size, timing, actual work assignment and other terms of the new business arrangements discussed in this press release and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact:	John Bluth,

PowerSecure International, Inc.

(919) 453-2103